Exhibit 10.1

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (the “Seventh Amendment”) is made this 20th day of September, 2011 (the “Effective Date”), by and between RB KENDALL FEE, LLC (“Landlord”) and HELICOS BIOSCIENCES CORPORATION, having a mailing address at One Kendall Square, Building 200, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A.            Reference is made to a certain Lease dated as of December 30, 2005 by and between Landlord’s predecessor in interest, One Kendall Square Associates, LLC, and Tenant as amended by (i) First Amendment dated March 23, 2006, (ii) Second Amendment To Lease (the “Second Amendment”) dated February 27, 2007; (iii) Third Amendment To Lease (the “Third Amendment”) dated December 10, 2007; (iv) Fourth Amendment To Lease (the “Fourth Amendment”) dated March 1, 2008; (v) Fifth Amendment To Lease (the “Fifth Amendment”) dated October 8, 2009 and (vi) Sixth Amendment to Lease dated June 9, 2010 (collectively, the “Lease”), demising approximately 27,298 rentable square feet of space (the “Building 600/650/700 Space”) located in Building 600/650/700; approximately 16,782 rentable square feet of space (the “Expansion Space”) located in Building 200; approximately 7,245 rentable square feet of space (the “Mezzanine Space”) located in the Building 700 Mezzanine and licensing the use of four (4) Storage Spaces (totaling approximately 2,237 rentable square feet) in the basement of Building 600/650/700 (the “Storage Space”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”). Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.            Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.            The term of the Lease expired and Tenant continued in possession as a tenant at will.

D.            Landlord and Tenant want to amend the Lease to fix the term, confirm that Tenant has surrendered certain portions of the Premises and will surrender additional portions of the Premises and otherwise amend as set forth in this Seventh Amendment.

D.            Landlord and Tenant now desire to amend the Lease as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and amend the Lease as follows:

1.             Surrendered Space . Tenant represents that it has surrendered the Building 600/650/700 Space (effective June 30, 2010) and the Mezzanine Space (effective December 31, 2010) (collectively, the “Surrendered Space”) in accordance with the terms of the Lease and Landlord hereby acknowledges and agrees that Tenant has so vacated, quit and delivered up the Surrendered Space in satisfactory condition and has satisfied all of its obligations pursuant to the surrender provisions the Lease with regard to the Surrendered Space. The Surrendered Space is no longer deemed to constitute a portion of the Premises demised pursuant to the Lease and Tenant has no leasehold or other right, title, or interest in or to the Surrendered Space.

2.                                       Phased Landlord Work. Tenant will be contracting its demised premises as set forth in this Seventh Amendment and ultimately will be occupying only those portions of Expansion Space that are shown cross-hatched on the plan attached hereto as Exhibit A and identified as “Lab #1”, which premises total approximately 6,689 rentable square feet (such new space shall be referred to herein as the “New Premises”). Landlord agrees to complete, at Landlord’s sole cost and expense, certain work within the New Premises as shown on the space plans and described in the scope of work attached hereto as Exhibit B, in a good and workmanlike manner using, where applicable, Landlord’s building standard design and construction materials and finishes in full compliance with all applicable legal requirements (the “Landlord’s Work”). Landlord shall use reasonable speed and diligence in the construction of the Landlord’s Work. Except for Landlord’s Work, Tenant agrees that Landlord has no work to perform in or on the New Premises to prepare same for Tenant’s use and occupancy. Tenant acknowledges and agrees that some of Landlord’s Work will be completed while Tenant remains in occupancy of portions of the Expansion Premises and Tenant agrees to provide Landlord with ready access to the Expansion Space to complete Landlord’s Work. Landlord will coordinate with Tenant on dust mitigation and maintenance of HVAC/temperature control during Landlord’s Work to protect Tenant’s laboratory equipment and otherwise reasonably cooperate with Tenant in order to minimize any disruption to Tenant’s ongoing business activities (it being understood and agreed that such efforts shall not require Landlord to complete Landlord’s Work after business hours or on weekends). In addition, Tenant acknowledges and agrees that in order for Landlord to complete Landlord’s Work, Tenant will be required to temporarily surrender portions of the New Premises or work cooperatively with Landlord to facilitate Landlord’s Work in such portion of the premises while keeping the functions housed in the respective areas operational as set forth herein. Ongoing function operations will need to be maintained during the performance of Landlord’s Work in Phases 1 and 4 on Exhibit A-1. Accordingly, on or before the date that is fifteen (15) days after written notice from Landlord to Tenant, Tenant shall quit, vacate and yield-up those portions of the Expansion Space identified on Exhibit A as the “chemistry room”, “clean production” and “kit assembly” (and also identified in the area designated “Phase 2” on the plan attached as Exhibit A-1) in broom clean condition and free from all personal property, furniture, fixtures inventory and equipment and otherwise in accordance with the surrender provisions of the Lease, including, without limitation, that Tenant shall perform the decommissioning requirements for such areas set forth in Section 29.11(f) of the Lease and that the Landlord and Tenant shall cooperate in defining the specifics of such decommissioning requirements required under the Lease. Furthermore, Landlord shall thereafter provide Tenant with subsequent fifteen (15) day notices advising Tenant to quit, vacate and yield-up those portions of the Expansion Space identified as “Phase 3” (excluding the warm room and the room currently housing Alpha Optics systems) on Exhibit A-1 (in said fifteen (15) day period) in broom clean condition and free from all personal property, furniture, fixtures inventory and equipment and otherwise in accordance with the surrender provisions of the Lease, including, without limitation, that Tenant shall perform the decommissioning requirements set forth in Section 29.11(f) of the Lease for said space and that the Landlord and Tenant shall cooperate in defining the specifics of such decommissioning requirements required under the Lease. Landlord shall thereafter cooperate with Tenant to migrate Tenant’s data center identified as “Phase 4” on Exhibit A-1, at Landlord’s sole cost and expense (excluding the running of additional telecom data and wiring beyond that which is necessary to migrate the data center, which additional wiring and telecom data shall be Tenant’s responsibility) within the New Premises while allowing Tenant to keep the data center operational during the transition period (it being understood and agreed that there may be minimal disruption during the transition).

Landlord will reasonably cooperate with Tenant in the performance of the Landlord’s Work to provide Tenant access to the New Premises both prior to and during construction as necessary for Tenant to complete its work therein provided such access does not interfere with or delay the completion of Landlord’s Work .

Landlord shall carry and maintain, and shall cause its contractor to carry and maintain, at all times during the construction of the Landlord’s Work, commercially reasonable insurance with such limits and coverages as are consistent with the nature of the project as determined by Landlord in its sole but reasonable discretion.

3.             Additional Surrendered Space. Within fifteen (15) days after the completion of Landlord’s Work to the New Premises, Tenant shall quit, vacate and yield-up the remainder of the Expansion Space which is expected to be essentially Phase 5 on Exhibit A-1 (with the exception of the New Premises) in broom clean condition and free from all personal property, furniture, fixtures inventory and equipment and otherwise in accordance with the surrender provisions of the Lease, including, without limitation, the decommissioning requirements set forth in Section 29.11(f) thereto and that the Landlord and Tenant shall cooperate in defining the specifics of such decommissioning requirements required under the Lease.

4.             New Term and Yearly Rent. Effective as of the date of this Seventh Amendment, the term of the Lease is hereby extended for an additional term that commenced on August 1, 2011, and expires on December 31, 2012 (the “New Term”). Said New Term is upon the terms and conditions of the Lease except as set forth herein. Throughout the New Term, commencing August 1, 2011, Yearly Rent shall be due and payable on the New Premises rentable square footage only at a monthly gross rate of $16,722.50, payable in accordance with the terms of the Lease. During the New Term, Tenant shall no longer be obligated to pay Tenant’s Proportionate Common Area and Building Shares including its share of Taxes and other related items with respect to the New Premises nor shall Tenant be obligated to reimburse Landlord for its electricity consumption within the New Premises. For purposes of clarity, Landlord will be fully responsible for providing effective August 1, 2011 to the New Premises electricity, gas, water and shared neutralization tanks at Landlord’s cost – i.e., the cost for all such items are included in the monthly gross rate specified above.

5.             Payment of July Rent. Tenant acknowledges and agrees that Tenant’s Yearly Rent and additional rent for the month of July 2011, remains due and payable in the total amount of $54,757.82. Simultaneously with execution of this Seventh Amendment Tenant shall pay to Landlord one-half of rent owed in the amount of $27,378.91. The balance of the Yearly Rent and additional rent for the month of July, 2011, in the total amount of $27,378.91 shall be amortized over the balance of the New Term and shall be payable by Tenant beginning on the date of this Seventh Amendment, in monthly installments of $1,610.52, together with payments of Yearly Rent pursuant to the terms and conditions of the Lease. Contemporaneously with the execution and delivery of this Seventh Amendment, Tenant shall pay to Landlord (a) Yearly Rent for the month of August, 2011, in the amount of $16,722.50; (b) one-half of the rent owed for the month of July, 2011, in the amount of $27,378.91 and (c) the August 2011 installment of the balance of the July 2011 payment in the amount of $1,610.52.

6.             Storage Space. Tenant’s license to use the Storage Space shall continue throughout the New Term, however, such Storage Space shall be reduced to and area of approximately 1,577 rentable square feet as designated on the plan attached hereto as Exhibit C upon completion of the Landlord’s Work described in Section 2. Throughout the New Term, Tenant’s license to use the Storage Space shall be at no charge to Tenant and there shall be no license fee for the Storage Space.

7.             Termination Right. Provided Tenant has surrendered the area designated “Phase 2” on Exhibit A-1 as required in Paragraph 2 above, and provided Tenant is not otherwise in default under the terms of the Lease, then Tenant shall have the right to elect to terminate the Lease by giving written notice to Landlord at any time after the date that is four (4) months after August 1, 2011(“Tenant Termination Notice”). Tenant’s notice must be accompanied by the payment of the remaining amounts owing for July 2011 rent. If Tenant’s notice is given then this Lease shall terminate on the date that is sixty (60) days after the date of Tenant’s Termination Notice and Tenant shall surrender all of the demised premises as required under the provisions of the Lease.

8.             Parking. Tenant’s right to the monthly parking passes, as set forth in the Lease, shall be reduced to seven (7) passes in total number. In addition, Tenant’s use of such passes shall be at no cost to Tenant.

9.             Future Shared Services. Landlord anticipates building out the Expansion Space into an incubator area that will contain a common conference, common copier and common kitchen as identified on Exhibit A (the “Shared Services”) and as shown generally on Exhibit A. In the event such Shared Services are constructed, Tenant shall have the right, as appurtenant to the New Premises, to use in common with others entitled thereto, those Shared Services. Tenant’s use of the Shared Services shall be subject to the rules and regulations attached hereto as Exhibit D as same may be modified by Landlord from time to time and such other reasonable rules and regulations from time to time made by Landlord. There shall be no additional charge to Tenant for the use of the Shared Services. Nothing contained herein shall be construed to obligate Landlord to construct the Shared Services or build-out of the Expansion Premises (with the exception of Landlord’s Work).

10.           Security Deposit. Tenant acknowledges that Landlord is holding a cash security deposit in the amount of $16,906.67 under the terms of the Lease and Tenant agrees that such existing security deposit shall not be reduced and shall remain in place during the New Term pursuant to the terms of the Lease.

11.           Brokers. Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Seventh Amendment other than Beal and Company, Inc. (the “Broker”) and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Seventh Amendment, other than the Broker, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

12.           Ratification. In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

IN WITNESS WHEREOF the parties hereto have executed this Seventh Amendment to Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:	TENANT:

RB KENDALL FEE, LLC	HELICOS BIOSCIENCES
CORPORATION

By:	/s/ Robert L. Beal	By:	/s/ Jeffrey R. Moore
Robert L. Beal, its authorized signatory		Name:	Jeffrey R. Moore
		Title:	SVP & CFO

EXHIBIT A

PLAN OF NEW PREMISES

Helicos

PROPOSED SPACE ALLOCATION SK-4

HELICOS BIOSCIENCES CORPORATION
ONE KENDALL SQUARE, CAMBRIDGE

HARRISON MULHERN ARCHITECTS, WINCHESTER, MA 01890 JULY 14, 2011

ONE KENDALL SQUARE

- LAB #1- HELICOS - 6689 RSF
- LAB # 2 - VACANT - 2820 RSF
- LAB # 3 - VACANT - 2172 RSF
- LAB # 4- VACANT - 2328 RSF
- LAB # 5- VACANT - 3289 RSF
- SHARED
- MECHANICAL

EXHIBIT A-1
PHASING PLAN

EXHIBIT B
LANDLORD’S WORK

EXHIBIT C
STORAGE SPACE PLAN

Remaining Storage
#11
#8
#6
#5
Remaining Storage

#11 - 31 x 20 = 620s
#8 - 33 x 29 = 957s
~~#6 - 33 x 10 = 330s~~
~~#5 - 33 x 10 = 330s~~

ONE KENDALL SQUARE
SOUTH SITE IMPROVEMENTS

ROCKWOOD CAPITAL CORPORATION
THE BEAL COMPANIES, LLP

ELKUS | MANFREDI
ARCHITECTS

ONE KENDALL SQUARE- BASEMENT FLOOR COMPOSITE FLOOR PLANS

EXHIBIT D

RULES AND REGULATIONS

KITCHENETTE AND CONFERENCE ROOM

RULES AND REGULATIONS

One Kendall Square

Building 200 Incubator Space - Kitchenette

Rules and Regulations

1.               Landlord shall supply the following:

a.               Refrigerator

b.              Sink

c.               Countertop

d.              Cabinets

e.               Coffee machine

f.                 Paper towels

2.               Tenant shall furnish all other supplies, including, but not limited to:

a.               Dishes

b.              Flatware and utensils

c.               Hot/Cold beverage cups

d.              Coffee, tea, cocoa and related items; sugar, creamer, etc.

e.               Napkins

3.               The refrigerator will be cleaned weekly by Landlord. All perishable items, with the exception of bottled /canned beverages and condiments will be discarded every Friday afternoon.

4.               Tenant is responsible to keep the Kitchenette and appliances clean. No food, used/dirty food containers, mugs, dishes, flatware, utensils, etc. may be left in the sink or on the countertop.

5.               Tenant is responsible to make sure all appliances (with exception of the refrigerator) are powered off after each use.

6.               Food, trash and recyclable items must be placed in the appropriate trash container/ recycle bin.

7.               Tenant is responsible to turn the lights off when exiting the Kitchenette.

8.               Landlord reserves the right to amend, revise or modify these Rules and Regulations from time-to-time.

One Kendall Square

Building 200 Incubator Space - Shared Conference Room

Rules and Regulations

9.               Reservations for the Conference Room must be scheduled at least two (2) hours in advance via the Angus Work Order System. Reservations will be scheduled on a first-come, first-served basis.

10.         Projector available upon request, subject to availability.

11.         The Conference Room must be left clean after each use. Trash and recyclable items must be placed in the appropriate trash container/ recycle bin.

12.         Tenant is responsible to push the chairs into the table after each use.

13.         Tenant is responsible to erase the white board after each use.

14.         Tenant is responsible to turn the lights off after each use.

15.         No items may be stored in the Conference Room.

16.         Landlord reserves the right to amend, revise or modify these Rules and Regulations from time-to-time.